Exhibit (a)(1)(F)

Exhibit (a)(1)(f)

Employee Presentation Materials

Infinera Stock Option Exchange Program

Eligible Employee Overview

January 25, 2010

Confidential

Stock Option Exchange | January 25, 2010 | Confidential

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By the end of our session you should be familiar with . . .

Basic Terminology

Stock option exchange program objective

Plan design elements

Stock option exchange election process

Timeline, including deadline

Where to go with questions

Stock Option Exchange | January 25, 2010 | Confidential

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Basic Terminology

Stock Option-A right, but not the obligation to buy stock at an agreed-upon price on or after a specific date.

Restricted Stock Unit (RSU) – An unsecured promise by the employer to grant a set number of shares of stock to the employee upon the completion of the vesting schedule.

Exercise Price – The price at which an underlying security is purchased. The exercise price is set in advance. The difference between the exercise price and the market price at the time the option is exercised is what gives it value.

Stock Option Exchange | January 25, 2010 | Confidential

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Basic Terminology

Underwater -- a condition when the exercise price of a stock option is higher than the market price of the stock.

Vesting -- the process by which employees accrue non-forfeitable rights based on a number of years of service, or possibly meeting performance criteria.

Expiration Date -- the day on which an option contract is no longer valid, and, therefore, ceases to exist.

Exchange ratio -- the relationship between the number of options exchanged and the number of replacement option grants. For example, if the exchange ratio is 0.5, you will get 0.5 shares of new grant for one replaced option, in other words, you will need to give up (exchange) two options to receive one new RSU or new option.

Stock Option Exchange | January 25, 2010 | Confidential

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Program Objective

Why is the company conducting the exchange offer?

- to allow eligible employees the opportunity to exchange eligible underwater stock options for fewer replacement stock options or RSUs

- to provide replacement options or RSUs should provide renewed incentives for employees that are better aligned with the current stock price and Infinera’s shareholders

Do I have to participate in this program?

-No, participation in this offer is completely voluntary.

Stock Option Exchange | January 25, 2010 | Confidential

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Overview of Plan Design Elements

Employee Eligibility – All employees of Infinera or its subsidiaries that are employed in India, the United Kingdom or the U.S. who hold eligible options.

Eligible options – options eligible to be included in the offer.

Exchange Ratios – Employee can elect to exchange underwater options for fewer new RSUs (or, for Senior Officers, new options).

Terms of replacement options – all replacement RSUs/options will be unvested and will have a new vesting schedule, the expiration dates are maintained.

Grant-by-grant flexibility – Eligible employees can elect to exchange all or none of a particular grant. Employees can exchange one grant and not another.

Stock Option Exchange | January 25, 2010 | Confidential

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Employee eligibility

Includes: all current employees in the U.S., the U.K. and India who hold stock options that meet the eligibility criteria.

Excludes: Non-employee members of the board, and employees not resident in India, the U.K. or India.

Other Requirements: You must be an employee on the date of the commencement of the offer and remain an employee in those countries through expiration of the offer and the new award grant date.

– Over 500 employees are eligible to participate in the offer.

For non-participating employees we are considering a one-time equity grant.

Stock Option Exchange | January 25, 2010 | Confidential

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Options eligible for exchange

Options eligible for exchange must meet both of the following criteria:

Exercise price -- must be greater than $8.16

Grant Date -- must be more than 12 months prior to exchange – e.g. must have been granted before January 25, 2009

Stock Option Exchange | January 25, 2010 | Confidential

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Exchange Ratios vary by option exercise price

-Non-Senior Officers

If you are an eligible employee and are not a Senior Officer, you will receive new awards entirely in the form of RSUs in exchange for options cancelled in the offer. The number of RSUs that will be granted to you in exchange for an eligible option grant will depend on the per share exercise price of your exchanged option and as follows:

Per Share Exercise Price Exchange Ratios

Greater than $8.16 but less than $13.00 .335

$13.00, granted on June 7, 2007 .286

$13.00, granted on Feb. 28, 2008 .331

Greater than $13.00 but less than $19.00 .299

$19.00 and higher .257

Stock Option Exchange | January 25, 2010 | Confidential

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Exchange Ratios vary by option exercise price

-Senior Officers

If you are an eligible employee and are a Senior Officer, you will receive new awards entirely in the form of new options in exchange for options cancelled in the offer. The number of new options that will be granted to you in exchange for an eligible option will depend on the per share exercise price of your exchanged option as follows:

Per Share Exercise Price Exchange Ratios

$13.00, granted in 2007 .581

$13.00, granted in 2008 .620

Stock Option Exchange | January 25, 2010 | Confidential

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Replacement RSUs/Options have new vesting schedules (existing options with 4 year vesting)

None of the new awards will be vested on the new award grant date.

Vesting commencement date is expected to be February 5, 2010.

New RSUs will vest quarterly, new options will vest monthly.

For existing options with 4 year vesting:

If they have vested for less than 2 years of its vesting schedule as of the expiration of the offer, new RSUs/options will vest ratably over a period of 3 years following the new vesting commencement date.

If they have vested for at least 2 years but less than 3 years of its vesting schedule as of the expiration of the offer, new RSUs/options will vest ratably over a period of 2 years following the new vesting commencement date.

Stock Option Exchange | January 25, 2010 | Confidential

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Replacement RSUs/Options have new vesting schedules (existing options with 5 year vesting)

None of the new awards will be vested on the new award grant date.

Vesting commencement date is expected to be February 5, 2010.

New RSUs will vest quarterly, new options will vest monthly

For existing options with 5 year vesting:

If they have vested for less than 2 years of its vesting schedule as of the expiration of the offer, new RSUs/options will vest ratably over a period of 4 years following the new vesting commencement date.

If they have vested for at least 2 years but less than 3 years of its vesting schedule as of the expiration of the offer, new RSUs/options will vest ratably over-a period of 3 years following the new vesting commencement date.

Stock Option Exchange | January 25, 2010 | Confidential

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Non-Executive

Original Original New Grant

Exchange Shares FV per Original FV per Exchange New Shares New FV

Pricing Buckets Outstanding share FV Amount Share Ratio Outstanding Amount

<$13 301,760 $3.08 $928,833 $8.26 0.365 110,142 $909,776

2007 $13 1,472,298 $2.63 $3,867,727 $8.26 0.312 459,357 $3,794,289

2008 $13 501,218 $3.04 $1,522,700 $8.26 0.361 180,940 $1,494,562

$13 - $18.99 230,010 $2.75 $631,377 $8.26 0.325 74,753 $617,462

Above $18.99 354,321 $2.35 $833,363 $8.26 0.279 98,856 $816,547

Total 2,859,607 $7,784,001 924,048 $7,632,636

Executive

Original Original New Grant

Exchange Shares FV per Original FV per Exchange New Shares New FV Pricing Buckets Outstanding share FV Amount Share Ratio Outstanding Amount 2007 $13 1,430,693 $2.69 $3,848,564 $4.16 0.633 905,629 $3,771,038 2008 $13 975,000 $3.06 $2,979,600 $4.43 0.676 659,100 $2,922,449 Total 2,405,693 $6,828,164 1,564,729 $6,693,487

Stock Option Exchange | January 25, 2010 | Confidential

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Grant-by-grant flexibility/Participation

Grant Flexibility:

You may participate with any or all of your eligible option grant(s)

All of the outstanding stock options in a grant must be included

Participation:

No employee is required to participate in the stock option exchange – participation is completely voluntary.

You can change your election as many times as you want up until the end of the offer period

Stock Option Exchange | January 25, 2010 | Confidential

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Process Overview – January 25 to February 22, 2010, 9:00 p.m. Pacific Time

Log in to Option Exchange website using Company email address and temporary password

Welcome Screen – Review important documents for detailed information on the Offer to Exchange

Election Form – Review options eligible for exchange and make decisions with respect to eligible options

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Process Overview, continued

Election Exchange Review – Review elections you made on the Election Form

Agreement to Terms of Election – Agree to the Terms of the Offer

Confirmation Statement – Print Electronic Confirmation and retain for your records

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infinera

Stock Option Exchange
Opens January 25, 2010
Closes February 22, 2010 at 9pm Pacific Time

Welcome: | Home Logout

•

Make My Elections (Step 1 of 4)

Indicate your decision to tender your Eligible Options identified below for exchange for new awards by selecting the "Yes" choice in the Election column.

If you do not want to tender one or more of your Eligible Options for exchange, select "No" choice in the Election column for those particular options.

If you do not select the "Yes" choice with respect to an Eligible Option, your election with respect to that option will default to "No". In that event, the Eligible Option will not be exchanged.

You may not tender only a portion of an Eligible Option.

Reminder

Before making your election, please ensure that you have reviewed and understand the documents that constitute this offer:

- Offer to Exchange
- FAQs
- Schedule TO – Tender Offer Statement

Original Grant						Replacement Grant			
Grant Number	Type	Date	Price ($)	Shares Outstanding	Shares Vested	Type	Shares	New Vesting Schedule	Election
	ISO	06/06/07	$13.00	46,152	23,717	Option	29,214	3	○ Yes ⦿ No
	NQ	06/06/07	$13.00	160,098	89,720	Option	101,342	3	○ Yes ⦿ No
	ISO	02/28/08	$13.00	4,167	0	Option	2,817	4	○ Yes ⦿ No
	NQ	02/28/08	$13.00	120,833	45,833	Option	81,683	4	○ Yes ⦿ No

Cancel | Submit My Election

Need Help?
Contact Valerie Hopkins at (408) 543-7818 or optionexchange@infinera.com

Stock Option Exchange | January 25, 2010 | Confidential 17
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Offer Tool Hints

Navigation:

Do not use your browser Back and Forward buttons – use the navigation buttons built into the application

Supported Browsers:

Internet Explorer is the only “supported” browser. However, tests have shown that Firefox also works.

Timeout:

Your session will end with ten (10) minutes of inactivity – nothing is saved unless you complete the election process through to confirmation

Stock Option Exchange | January 25, 2010 | Confidential

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Timeline: January 25 – February 22, 2010 at 9:00 p.m. Pacific

Launch – January 25, 2010

Deadline – February 22, 2010 at 9:00 p.m. Pacific - no exceptions, unless offer is extended

The last election, as of the deadline, represents your final, irrevocable decision

Stock Option Exchange | January 25, 2010 | Confidential

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Questions

Investment/Tax Advice

Infinera and/or any independent firms hired by Infinera with respect to the offer cannot give legal, tax or investment advice with respect to the offer. You are being advised to consult with your own legal, tax and investment advisors as to the consequences of participating or not participating in the offer.

Q&A

Tender offer documents have an extensive Q&A section

If you have further questions, please contact Valerie Hopkins at (408) 543-7818 or email optionexchange@infinera.com

Tender Offer (TO) Documents are accessible on the SEC website or the offer website at https://infinera.equitybenefits.com

Stock Option Exchange | January 25, 2010 | Confidential

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